Exhibit 10.29

ASSIGNMENT, BILL OF SALE AND CONVEYANCE

THE STATE OF TEXAS	§
§
COUNTY OF ZAVALA	§

This Assignment, Bill of Sale and Conveyance (the “Assignment”), dated effective as of December 1, 2010, at 7:00 a.m. Central Standard Time (the “Effective Time”), is made by Winn Exploration Co., Inc., a Texas corporation, with a notice address of 19th Floor N. Tower, 800 N Shoreline Blvd, Corpus Christi, Texas, 78401; Pinion Exploration, LLP, a Texas Limited Liability Partnership, whose address is 5646 Milton St., Suite 716, Dallas, Texas, 75206; McDay Oil & Gas, Inc., a Texas corporation, whose address is 5646 Milton St., Suite 716, Dallas, Texas, 75206; McDay Energy Corporation, a Texas corporation, whose address is 5646 Milton St., Suite 716, Dallas, Texas, 75206; (hereinafter collectively called “Assignor”), to Matador Resources Company, a Texas corporation (hereinafter called “Assignee”), whose notice address is One Lincoln Centre, 5400 LBJ Freeway, Suite 1500, Dallas, Texas 75240.

For and in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor does hereby GRANT, BARGAIN, SELL, CONVEY, ASSIGN, TRANSFER, SET OVER AND DELIVER unto Assignee, subject to the terms and reservations hereof, all of Assignor’s right, title and interest in and to: (i) the oil and gas lease described in the attached Exhibit “A” (the “Lease”); (ii) the wellbores (active, inactive, shut in or otherwise) and production therefrom described in the attached Exhibit “B;” (iii) the water well and salt water disposal well described in the attached Exhibit “C;” (iv) the surface infrastructure and equipment described in the attached Exhibit “D;” (v) all natural gas, casinghead gas, natural gas liquids, condensate products, crude oil and other hydrocarbons, whether gaseous or liquid, produced or severed from or allocable to the Lease as of the Effective Time; (vi) all oil and gas reserves, oil and gas production, pipelines, gathering lines, easements and rights of way (including all easements and rights of way whether on the Conveyed Premises or off the Conveyed Premises but which are incidental to operations on the Conveyed Premises or lands pooled therewith); (vii) all seismic data (subject to any transfer restrictions related thereto), well information, geologic information, lease information, title opinions, abstracts of title, lease records, well logs, well records, pressure data, decline curves, and any related graphical or digital well data; (viii) all production facilities, disposal wells and facilities, equipment and related properties, and all associated personal property; (ix) any and all gas imbalances; (x) all funds attributable to the Lease but held in suspense such as tax reserves or suspense accounts for payment of taxes or royalties, contractual interests, operating interests, pooling and/or unitization interests; and (xi) all other property rights, whether real or personal, which Assignors may hold as of the Effective Time of this Assignment described in Exhibit “A” whether or not such interests are specifically described herein (but excluding any mineral interests, royalty interests, or overriding royalty interest which may be reserved in this Assignment), all of which are collectively referred to in this Assignment as the “Conveyed Premises.” Provided, that Assignee does not by its acceptance of this Assignment assume any liability for breaches, if any, of any leases, contracts, or other agreements pertaining to the Conveyed Premises which may have arisen prior to the Effective Time. Assignor does not guarantee the accuracy of the latitude and longitude descriptions shown anywhere in this document. Assignee has had ample opportunity to inspect and has inspected the equipment listed in Exhibit “D” and accepts same in its current condition, as is.

TO HAVE AND TO HOLD the Conveyed Premises unto the said Assignee forever, subject to the following terms and conditions herein set forth:

1. WORKING INTEREST AND NET REVENUE INTEREST: It is the intent of this Assignment for Assignor to deliver Assignee a one hundred percent (100%) working interest and a seventy-five percent (75%) net revenue interest, where applicable,

Assignment, Bill of Sale and Conveyance

in the Conveyed Premises. In the event the leasehold interest of Assignor is less than the full leasehold interest in the Conveyed Premises, any overriding royalty interest existing and burdening Assignor’s interest as of the Effective Time hereof shall be reduced to the proportion thereof which Assignor’s leasehold interest bears to the full leasehold interest. In the event the Conveyed Premises is included in a pooled spacing or proration unit, any overriding royalty interest existing and burdening Assignor’s interest as of the Effective Time hereof in the production from said unit shall be determined by multiplying said overriding royalty by a fraction, the numerator of which is the net acreage in the Conveyed Premises in said unit and the denominator of which is the entire acreage of such unit.

2. ASSIGNEE’S REPRESENTATIONS AND WARRANTIES: Assignee makes the following representations and warranties in connection with this Assignment and certifies that all are true and correct as of the Effective Time of this Assignment:

A. Organizational Good Standing: Assignee represents and warrants that it is a business entity duly organized, validly existing, qualified to transact business, and in good standing under the laws of the State of Texas. Assignee and its designated representatives signing below have the power to consummate the Assignment contemplated hereunder and that such Assignment has been duly authorized by all necessary corporate, partnership or other such actions on the part of the Assignee.

B. Data Sharing and Meetings: Assignee further represents and warrants that it will share technical information reasonably requested by Assignor in writing regarding the Conveyed Premises and shall affirmatively provide well information as if Assignor were continuing to be a working interest owner, except for proprietary information subject to confidentiality agreements with third parties. Assignee also represents that it will make itself available for meetings with Assignor if such request is reasonably made at least ten (10) business days before the requested meeting date.

3. ASSIGNOR’S REPRESENTATIONS AND WARRANTIES: Assignor makes the following representations and warranties in connection with this Assignment and certifies that all are true and correct as of the Effective Time of this Assignment:

A. Conveyed Premises Free of Liens and Encumbrances: Assignor represents and warrants that title to the Conveyed Premises is being transferred to Assignee free and clear of any and all liens, encumbrances and adverse claims, except for normal royalty and overriding royalty burdens and other Permitted Encumbrances (which shall not include liens securing any debt). All Permitted Encumbrances, except for royalty and overriding royalties, are listed on Exhibit “E” attached hereto.

B. Rentals and Royalties Paid: Assignor further represents that all rentals and royalties and all property, production, severance and similar taxes (excluding current year ad valorem taxes) with respect to the Conveyed Premises and which accrued during the period of time when Assignor owned the Conveyed Premises and prior to the Effective Time of this Assignment, have been fully and properly paid, or are to be included within any suspense amounts delivered to Assignee concurrently with the delivery of this Assignment.

C. Lease is in Good Standing: Assignor further represents that the Lease described on Exhibit “A” and covering the Conveyed Premises is currently in full force and effect and otherwise in good standing and that the Lease has been maintained by continuous operations and/or payment of rentals, royalties or other obligations; and further that Assignor and or its predecessors in interest have operated the Lease in compliance with all its terms and provisions. Assignor further represents that there have been no gaps in production and or continuous operations such that would cause the Lease covering the Conveyed Premises to terminate either on or prior to the Effective Time or within ninety (90) days thereafter. Furthermore, Assignor represents that the Lease is not subject to outstanding drilling, infill drilling, production, marketing, abandonment, use or other operational obligations, the failure to comply with which would or could reasonably be expected to result in or cause a termination or other material impairment of the right, title and interest of Assignor (or Assignee, as successors in interest to Assignor, in and to the Lease (including a reduction in Assignor’s seventy-five percent (75%) net revenue

Assignment, Bill of Sale and Conveyance

interest) except to the extent that the Lease is not perpetuated in the future due to actions or inactions of Assignee. Assignor further represents that it has not received any written notice that Assignor has failed to timely and properly pay all accrued bonuses, delay rentals, minimum royalties, production royalties or other obligations due with respect to any person’s interest in the Lease, in each case in accordance with the Lease and applicable law.

D. No Pending Claims or Lawsuits: Assignor further represents that all pending or threatened claims or lawsuits involving the Conveyed Premises are included in the list of Permitted Encumbrances included in Exhibit “E.”

E. In Compliance with Laws: Assignor further represents that Assignor has complied with all laws, rules, regulations, ordinances and orders of all local, tribal, state and federal governmental bodies, authorities and agencies having jurisdiction over Assignor and the Conveyed Premises, noncompliance with which would materially interfere with, prevent, frustrate, or hinder oil and gas operations on the Conveyed Premises.

F. Organizational Good Standing: Assignor further represents that it is a business entity duly organized, validly existing, and in good standing under the laws of the State of Texas, qualified to transact business and own and operate the Conveyed Premises, and that Assignor and its designated representatives signing below have the power to consummate the Assignment contemplated hereunder and that such Assignment has been duly authorized by all necessary corporate, partnership or other such actions on the part of the Assignor.

G. Permits in Good Standing: Except for those wells disclosed on Exhibit “E,” Permitted Encumbrances, Assignor further represents that as of the Effective Time, to Assignor’s knowledge, it has obtained any and all material and necessary state and federal governmental and quasi-governmental permits and satisfied all requirements, including, but not limited to, obtaining any and all required bonds and/or sureties, to own and operate the Conveyed Premises in the State of Texas; and that all such permits are in full force and effect or otherwise in good standing; and that no facts, circumstances, events or conditions exist with respect to, in connection or associated with, or otherwise affecting the Conveyed Premises, or the ownership or operation of any thereof, which could reasonably be expected to give rise to any claim or assertion that Assignor or the Conveyed Premises, or the ownership or operation of any thereof, is not in compliance with any applicable law or permit, license, Lease provisions, approval, consent, certificate or other authorization. The mechanical condition of the wells listed on Exhibit “E” are described, to the best of Assignor’s knowledge, in footnotes on that page.

H. Contracts in Good Standing: Assignor further represents that any and all contracts associated with the operation and/or production of the Conveyed Premises and being transferred to Assignee pursuant to this Assignment are in good standing and in full force and effect except as may be otherwise disclosed on Exhibit “E,” Permitted Encumbrances, and that no facts, circumstances, events or conditions exist with respect to, in connection or associated with, or otherwise affecting such contracts which could reasonably be expected to give rise to any claim or assertion that Assignor or the Conveyed Premises, or the ownership or operation of any thereof, is not in compliance or is otherwise in breach of any such contract. Such contracts shall include, but are not limited to, any and all gathering, processing, treating, pipeline, transportation, natural gas or crude oil sales, dehydration, compression, gas balancing, rights of way, easements, road usage, water usage and or any other contracts associated with the operation and/or production of the Conveyed Premises.

I. Required Consents Obtained: Assignor further represents that as of the Effective Time of this Assignment: all preferential rights to purchase, consents to assign, waivers or other third-party consents (governmental or otherwise) which may be required for this Assignment, if any, have been obtained except as may otherwise be disclosed in Exhibit “E,” Permitted Encumbrances.

J. No Conflicts: Assignor further represents that the execution and delivery of this Assignment and any other agreements to which it is a party do not, and the

Assignment, Bill of Sale and Conveyance

consummation of this Assignment will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a conflict under: (1) any provision of Assignor’s governing documents; (2) any mortgage, indenture, lease, contract, permit, concession, franchise, license or any other agreement or instrument to which Assignor or any of the Conveyed Premises are subject; or (3) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Assignor or the Conveyed Premises, except where such conflict will not have a material adverse effect on the Conveyed Premises.

K. No Tax Deficiencies: Assignor further represents that (1) no tax deficiency has been determined adversely to Assignor which has had, nor does Assignor have any knowledge of any tax deficiency which, if determined adversely to Assignor, would burden the Conveyed Premises; (2) it has not elected to be subject to a tax partnership agreement or provision requiring a partnership tax income tax return to be filed under applicable law with respect to the Conveyed Premises; (3) neither Assignor nor its affiliates have received written notice of any pending claim against Assignor or its affiliates (which remains outstanding) from any applicable governmental authority for assessment of taxes with respect to the Conveyed Premises; (4) there are no audits, suits, proceedings, assessments, reassessments, deficiency claims, or other claims relating to any taxes of Assignor which Assignor has received written notice with any applicable governmental authority; and (5) there are no liens for taxes against Assignor on the Conveyed Premises, whether or not filed in the real property records of any applicable governmental authority, other than liens for taxes not yet delinquent or, if delinquent, being contested reasonably and by appropriate actions and for which adequate cash reserves are maintained for the payment thereof and which are being transferred to Assignee under the terms of this Assignment.

L. Insurance: Assignor further represents that until the Effective Time of this Assignment it has carried insurance in sufficient amounts covering its operations on the Conveyed Premises and that Assignor has not received notice of cancellation or non-renewal of such insurance.

M. No Pending Environmental Claims: Save and except those wells and issues listed in Exhibit “E,” which may be relevant to this paragraph, Assignor further represents that it is not aware of any existing environmental conditions on the Conveyed Premises either surface or subsurface, and that it has received no written notice from any applicable governmental authority, or any lessor of the Lease, of any condition on or with respect to the Lease or the Conveyed Premises which, if true, would constitute violation of, or require remediation under environmental laws and/or the Lease. Assignor also represents that: (1) the operation of the Lease and the Conveyed Premises is in full compliance with all applicable environmental laws; (2) all permits, licenses, approvals, consents, certificates and other authorizations required by environmental laws or by any governmental authority or third person with respect to the ownership or operation of the Conveyed Premises (the “Environmental Permits”) have been properly obtained and are being maintained in full force and effect, and the Conveyed Premises are being maintained in compliance with the Environmental Permits; (3) there are and have been no facts, conditions or circumstances in connection with, related to, or associated with the Conveyed Premises, or the ownership or operation of any thereof, that could reasonably be expected to give rise to any claim or other assertion that Assignor, the Conveyed Premises, or the ownership or operation thereof gives rise to any liability under or in connection with any environmental law or Environmental Permits; (4) Assignor has neither entered into, nor is subject to, any agreements, consents, orders, decrees, judgments, licenses, or permit conditions, or other directives from any governmental authority that relate to the future use of the Conveyed Premises and that require remediation or other change in the present condition of the Conveyed Premises; (5) there has been no escape, release, discharge, disposal, or other conditions or circumstances that could reasonably be expected to result in a violation of or liability under any environmental law except as disclosed on Exhibit “E,” Permitted Encumbrances; (6) there has been no claim of exposure to or damage from any pollutants, wastes, contaminants, or hazardous, extremely hazardous, or toxic materials, substances, chemicals or wastes except as disclosed on Exhibit “E,” Permitted Encumbrances; and (7) there is no liability or obligation to perform any remediation, removal, response,

Assignment, Bill of Sale and Conveyance

restoration, abatement, investigative or monitoring operations except as disclosed on Exhibit “E,” Permitted Encumbrances.

N. No Gas Imbalances: Assignor represents and warrants that there are no gas imbalances due third parties which have resulted from Assignor’s operations on the Conveyed Premises as of the Effective Time except as may be indicated on Exhibit “E,” Permitted Encumbrances.

O. Seventy-Five Percent NRI: Assignor represents and warrants that there are no leasehold burdens or other interests such as would lower the seventy-five percent (75%) net revenue interest in the Conveyed Premises referenced in Section 2 above and to the extent same may exist, they are to be deducted from the overriding royalty being reserved by Assignors in this Assignment.

P. Special Warranty of Title: Assignor agrees to defend title to the interests assigned hereby against all persons claiming or to claim the same by, through, and under Assignor but not otherwise.

4. INDEMNITY: Assignor retains liability and shall be responsible for, and shall defend, indemnify and hold Assignee harmless from, any and all claims arising, asserted or due prior to the Effective Time with respect to the Conveyed Premises, but limited to the time Assignor had the right to be operator of the Conveyed Premises and provided that such claim is asserted in writing prior to or within twelve (12) months after the Effective Time and exceeds $25,000.00. Assignee hereby assumes and shall be responsible for complying with all duties and obligations, express or implied, arising on or after the Effective Time with respect to the Conveyed Premises and shall, in addition, be responsible for, and shall defend, indemnify and hold Assignor harmless from any and all claims arising, asserted or due prior to the Effective Time with respect to the Conveyed Premises if such claim is asserted after the expiration of twelve (12) months after the Effective Time. However, any claim or liability arising, asserted or due with respect to environmental, property damage or personal injury on the Conveyed Premises prior to the Effective Time shall be limited. to the maximum single event limits of Assignor’s general liability insurance policy as of the Effective Time, which in no event will be less than one million dollars, or in the event of an environmental damage, Assignee may request the Assignor to plug or take back control and ownership of the well bore and assume the specific liability. This limit of indemnity shall not apply to any claims or liabilities arising from or in connection with any breach of Assignor’s representation or warranty in this Assignment.

5. DISCLAIMER OF JOINT LIABILITY: It is understood and agreed that this Assignment shall not create the relationship of a partnership or joint venture between Assignor and Assignee.

6. AMENDMENT AND WAIVER: This Assignment may be altered, amended or waived only by a written agreement executed by Assignor and Assignee. No waiver of any provision of this Assignment shall be construed as a continuing waiver of the provision.

7. FURTHER ASSURANCES: Assignor and Assignee further agree that each will, from time to time and upon reasonable request, execute, acknowledge, and deliver in proper form, any permits, regulatory filings, letters in lieu of transfer orders, releases of mortgages or deeds of trust or judgments or other similar encumbrances or title curative which may be requested of or come into Assignor’s possession, Internal Revenue Certifications, Texas Railroad Commission forms, seismic permits or other seismic data or geological data information transfer forms, or any other instruments or documents necessary to effectuate the purposes of this Assignment. Assignor agrees to deliver to Assignee all records and other information or any and all other documentation required by the terms of this Assignment to Assignee within thirty (30) days of the Effective Time at the following address:

Matador Resources Company

Attn: David E. Lancaster, Executive Vice President

Assignment, Bill of Sale and Conveyance

One Lincoln Center

5400 LBJ Freeway, Suite 1500

Dallas, Texas 75240

8. DISPUTES TO BE RESOLVED BY ARBITRATION: Assignor agrees to give written notice to Assignee of any alleged breach of this Assignment or any provision of the Lease; and Assignee shall then have thirty (30) days to cure the alleged breach before invoking arbitration; it being the intent of Assignor and Assignee that either party shall have the benefit of reasonable notice and an opportunity to cure prior to any event that would lead to the termination of this Assignment or to other remedies by the aggrieved party. Assignor and Assignee further agree that any and all controversies or claims arising out of this Assignment shall be submitted to final and binding thirty (30) day arbitration in Dallas, Texas pursuant to the Commercial Rules of the American Arbitration Association as in effect from time to time, except in the instance where such rules conflict with the provisions hereof. Assignor and Assignee further agree that in the absence of a governing provision, the arbitration panel is authorized to supply or to decide “reasonable terms” to carry out the purpose of this Assignment, including any modification or change to any existing provision that conflicts or impedes the principal purpose of this Assignment. The decision by a majority of the arbitrators will be reduced to writing and will be final, binding and conclusive; in addition, the right to contest the determination will cease and terminate and be of no further force and effect. Judgment upon any award made by the arbitrators may be enforced in any court having jurisdiction over the person or the assets of the party against whom the award is made. Assignor and Assignee agree that any party requesting arbitration of any dispute under this section must give formal written notice of the party’s demand for arbitration (“Arbitration Notice”). There will be three arbitrators, one to be chosen by Assignor, one to be chosen by Assignee and the third arbitrator to be selected by the two arbitrators so chosen. Assignor and Assignee will select their respective arbitrators within five (5) days following receipt of the Arbitration Notice, and the two arbitrators will select the third arbitrator within five (5) days following his appointment. If a party or the arbitrators fails or refuses to timely select an arbitrator, only the arbitrators selected will serve as the arbitrators hereunder. Assignor and Assignee further agree that each may be represented by counsel in any proceeding under this section, and that all expenses and fees, including attorneys fees, reasonably incurred in connection with any proceeding under this section will be paid by the non-prevailing party (as determined by the arbitrators). The arbitrators will have thirty (30) days from the date of the last arbitrator’s selection to render a decision. Assignor and Assignee consent, on behalf of themselves and their successors and assigns, to such binding arbitration in accordance with the terms of this section. Furthermore, Assignor and Assignee agree that venue will reside in Dallas, Texas for all purposes. The duty to arbitrate will survive the termination of this Assignment.

9. SUCCESSORS AND ASSIGNS: The terms, covenants and conditions hereof shall be deemed to be covenants running with the leasehold estate(s) referred to in the attached Exhibit “A,” and as such shall extend to, bind and inure to the benefit of Assignor and Assignee, their successors and assigns.

10. COUNTERPARTS: This Assignment may be executed in any number of counterparts, through the use of separate signature pages, each of which shall be an original, but all of which together shall constitute one instrument. Executed counterparts of this Assignment may be delivered through telecopy or emails of PDF scanned copies, and such executed counterparts shall be binding on the Assignor and Assignee as though executed originals were delivered.

EXECUTED on the dates set out in the acknowledgments hereto, but effective for all purposes as of the Effective Time.

Assignment, Bill of Sale and Conveyance

ASSIGNOR: Winn Exploration Co., Inc.

By:	/s/ Michael W. Calley
Michael W. Calley, Executive Vice President

ASSIGNOR: Pinion Exploration, LLP

By:	/s/ Richard C. McPherson
Richard C. McPherson, Managing Member

ASSIGNOR: McDay Energy Corporation

By:	/s/ Richard C. McPherson
Richard C. McPherson, Vice President

ASSIGNOR: McDay Oil & Gas, Inc.

By:	/s/ Richard C. McPherson
Richard C. McPherson, Vice President

ASSIGNEE: Matador Resources Company

By:	/s/ Matt Hairford
Matt Hairford, Executive Vice President-Operations

Assignment, Bill of Sale and Conveyance

THE STATE OF TEXAS	}

COUNTY OF	}

This Assignment was acknowledged before me this              day of December, 2010 by Michael W. Calley, who is Executive Vice President of Winn Exploration Co., Inc., a Texas Corporation.

My Commission expires:
Notary Public in for the State of Texas
_____________________

THE STATE OF TEXAS	}

COUNTY OF DALLAS	}

This Assignment was acknowledged before me this 1st day of December, 2010 by Richard C. McPherson, who is Managing Member of Pinion Exploration, LLP, a Texas Limited Liability Partnership.

My Commission expires:	/s/ Bambi J. Frazer
Notary Public in for the State of Texas
March 5, 2012

THE STATE OF TEXAS	}

COUNTY OF DALLAS	}

This Assignment was acknowledged before me this 1st day of December, 2010 by Richard C. McPherson, who is Vice President of McDay Energy Corporation, a Texas Corporation.

My Commission expires:	/s/ Bambi J. Frazer
Notary Public in for the State of Texas
March 5, 2012

THE STATE OF TEXAS	}

COUNTY OF DALLAS	}

This Assignment was acknowledged before me this 1st day of December, 2010 by Richard C. McPherson, who is Vice President of McDay Oil & Gas, Inc., a Texas Corporation.

My Commission expires:	/s/ Bambi J. Frazer
Notary Public in for the State of Texas
March 5, 2012

Assignment, Bill of Sale and Conveyance

STATE OF TEXAS	}

COUNTY OF DALLAS	}

This Assignment was acknowledged before me this              day of December, 2010 by Matt Hairford, who is Executive Vice President-Operations of Matador Resources Company, a Texas Corporation.

My Commission expires:
Notary Public in for the State of Texas
__________________

EXHIBIT “A”

Attached and made a part of that certain Assignment, Bill of Sale and Conveyance (the “Assignment”) as entered into by and between Winn Exploration Co., Inc.; Pinion Exploration, LLP; McDay Oil & Gas, Inc.; and McDay Energy Corporation, collectively Assignor, and Matador Resources Company, Assignee, dated effective December 1, 2010.

Property Description:

That certain Oil, Gas and Mineral Lease by and between Leta J. Glasscock, a widow; Gretchen Glasscock, a femme sole; and Colette Glasscock Blakey, whose husband is William Blakey; and Margaret M. Glasscock; and Stanley W. Glasscock, as Lessor, and Winn Exploration Co., Inc., as Lessee, dated May 19, 1970 and being duly recorded in the official records of Zavala County Texas in Volume 5, Page 467 on July 9, 1970 and covering the following lands, to wit:

8,891.50 acres of land more or less, being all of the I.&G.N.R.R.Co. Survey No. 1, Block 13, Abstract No. 395 (640.0 acres); all of the I.&G.N.R.R.Co. Survey No. 2, Block 13, Abstract No. 396 (640.0 acres); all of the I.&G.N.R.R.Co. Survey No. 3, Block 13, Abstract No. 397 (640.0 acres); all of the I.&G.N.R.R.Co. Survey No. 41, Block 3, Abstract No. 350 (498.31 acres); all of the I.&G.N.R.R.Co. Survey No. 42, Block 3, Abstract No. 351 (251.52 acres); all of the I.&G.N.R.R.Co. Survey No. 44, Block 3, Abstract No. 353 (625.60 acres); all of the I.&G.N.R.R.Co. Survey No. 45, Block 3, Abstract No. 354 (623.45 acres); all of the I.&G.N.R.R.Co. Survey No. 46, Block 3, Abstract No. 355 (640.0 acres); all of the I.&G.N.R.R.Co. Survey No. 51, Block 3, Abstract No. 360 (640.0 acres); all of the I.&G.N.R.R.Co. Survey No. 52, Block 3, Abstract No. 361 (640.0 acres); all of the I.&G.N.R.R.Co. Survey No. 53, Block 3, Abstract No. 362 (640.0 acres); all of the I.&G.N.R.R.Co. Survey No. 54, Block 3, Abstract No. 363 (640.0 acres); all of the I.&G.N.R.R.Co. Survey No. 55, Block 3, Abstract No. 364 (640.0 acres); all of the I.&G.N.R.R.Co. Survey No. 56, Block 3, Abstract No. 365 (640.0 acres); the East 435.82 acres of the M.H. Barron Survey No. 200, Abstract No. 872; and all of the B.J. Moore Survey No. 199-1/2, Abstract No. 1354 (56.80 acres), all in Zavala County, Texas.

EXHIBIT “B”

Attached and made a part of that certain Assignment, Bill of Sale and Conveyance (the “Assignment”) as entered into by and between Winn Exploration Co., Inc.; Pinion Exploration, LLP; McDay Oil & Gas, Inc.; and McDay Energy Corporation, collectively Assignor, and Matador Resources Company, Assignee, dated effective December 1, 2010.

Wellbore Description:

Well Name	API Number	Latitude	Longitude
Leta Glasscock No. 25	42-507-32323-000	28º 41’ 52.060” N	99º 31’ 48.241” W
Leta Glasscock No. 19	42-507-32294-000	28º 41’ 45.308” N	99º 30’ 8.660” W
Leta Glasscock No. 10	42-507-32057-000	28º 42’ 14.990” N	99º 29’ 32.314” W
Leta Glasscock No. 18	42-507-32293-000	28º 41’ 42.521” N	99º 29’ 24.159” W
Leta Glasscock No. 24	42-507-32321-000	28º 42’ 24.504” N	99º 31’ 6.700” W
Leta Glasscock No. 27	42-507-32336-000	28º 43’ 8.340” N	99º 30’ 57.819” W
Leta Glasscock No. 26	42-507-32337-000	28º 42’ 30.895” N	99º 31’ 49.664” W
Leta Glasscock No. 23	42-507-32322-000	28º 42’ 27.567” N	99º 30’ 18.699” W
Leta Glasscock No. 29	42-507-32348-000	28º 43’ 14.583” N	99º 30’ 25.680” W
Leta Glasscock No. 13	42-507-32275-000	28º 43’ 9.223” N	99º 29’ 2.948” W
Leta Glasscock No. 15	42-507-32284-000	28º 42’ 40.102” N	99º 29’ 1.678” W
Leta Glasscock No. 16	42-507-32291-000	28º 43’ 42.470” N	99º 28’ 55.959” W
Leta Glasscock No. 37	42-507-32396-000	28º 43’ 51.072” N	99º 28’ 35.608” W
Leta Glasscock No. 36	42-507-32375-000	28º 43’ 48.293” N	99º 28’ 20.596” W
Leta Glasscock No. 7	42-507-31967-000	28º 43’ 50.192” N	99º 28’ 15.914” W
Leta Glasscock No. 12	42-507-32271-000	28º 42’ 30.174” N	99º 29’ 26.692” W
Leta Glasscock No. 28	42-507-32335-000	28º 42’ 34.660” N	99º 29’ 43.834” W
L J Glasscock No. 3	42-507-30129-000	28º 41’ 31.286” N	99º 29’ 36.637” W
Winn-Leta Glasscock No. 1	42-507-30065-000	28º 41’ 32.403” N	99º 30’ 15.356” W
Winn-Leta Glasscock No. 2	42-507-30071-010	28º 41’ 32.966” N	99º 31’ 2.505” W
Leta Glasscock No. 2	42-507-30071-000	28º 41’ 44.178” N	99º 30’ 56.024” W
Leta Glasscock No. 30	42-507-32349-000	28º 43’ 38.428” N	99º 29’ 56.229” W
Leta Glasscock No. 21	42-507-32304-000	28º 42’ 42.563” N	99º 28’ 3.597” W
Leta Glasscock No. 31	42-507-32463-000	28º 42’ 34.878” N	99º 27’ 44.630” W
Leta Glasscock No. 14	42-507-32282-000	28º 41’ 51.299” N	99º 27’ 42.657” W
Leta Glasscock No. 17	42-507-32292-000	28º 41’ 45.276” N	99º 28’ 32.018” W
Leta Glasscock No. 4	42-507-31952-000	28º 43’ 13.697” N	99º 27’ 49.791” W
Leta Glasscock No. 32	42-507-32365-000	28º 43’ 12.052” N	99º 27’ 25.887” W
Leta Glasscock No. 33	42-507-32367-000	28º 43’ 50.327” N	99º 27’ 37.875” W
Leta Glasscock No. 35	42-507-32374-000	28º 44’ 24.729” N	99º 28’ 17.029” W
Leta Glasscock No. 34	42-507-32373-000	28º 44’ 24.962” N	99º 27’ 38.027” W
Leta Glasscock No. 20	42-507-32295-000

EXHIBIT “C”

Attached and made a part of that certain Assignment, Bill of Sale and Conveyance (the “Assignment”) as entered into by and between Winn Exploration Co., Inc.; Pinion Exploration, LLP; McDay Oil & Gas, Inc.; and McDay Energy Corporation, collectively Assignor, and Matador Resources Company, Assignee, dated effective December 1, 2010.

Water Well and Salt Water Disposal Well Description:

Well Name	API Number	Latitude	Longitude
Glasscock SWD No. 1D	42-507-32430-000	28º 42’ 50.918” N	99º 28’ 16.424” W
Glasscock Equipment Yard Water Well	N/A	28º 42’ 44.018” N	99º 29’ 34.198” W

EXHIBIT “D”

Attached and made a part of that certain Assignment, Bill of Sale and Conveyance (the “Assignment”) as entered into by and between Winn Exploration Co., Inc.; Pinion Exploration, LLP; McDay Oil & Gas, Inc.; and McDay Energy Corporation, collectively Assignor, and Matador Resources Company, Assignee, dated effective December 1, 2010.

Lease Name	Well Number	Number of Items	Item General	Item Specific	Size
Winn—Leta Glasscock	1	1	Controller	Plunger Controller
Winn—Leta Glasscock	1	1	Gas Meter
Winn—Leta Glasscock	1	1	Separator	Vertical	16” x 7’
Winn—Leta Glasscock	1	1	Separator	Vertical	16” x 5’ x 1440 psi
Winn—Leta Glasscock	1	1	Tank	Steel	210 bbl
Winn—Leta Glasscock	1		Tubing
Winn—Leta Glasscock	2	1	Gas Meter
Winn—Leta Glasscock	2		Tubing
Glasscock	3		Tubing
Glasscock	4	1	Engine	Gas	46
Glasscock	4	1	Pumping Unit	Conventional	57D
Glasscock	4		Rods
Glasscock	4		Tubing
Glasscock	7	1	Elect Motor		10 hp
Glasscock	7	1	Pumping Unit	Conventional	57 - Non API?
Glasscock	7		Rods
Glasscock	7		Tubing
Glasscock	10	1	Pumping Unit	Mark II	M320D-256-120
Glasscock	10		Rods
Glasscock	10		Tubing
Glasscock	12	1	Elect Motor		15-20 hp
Glasscock	12	1	Pumping Unit	Conventional	TD-33 w/ 160D gearbox
Glasscock	12		Rods
Glasscock	12		Rods
Glasscock	12		Tubing
Glasscock	13		Tubing
Glasscock	14		Rods
Glasscock	14		T-base
Glasscock	14		Tubing
Glasscock	15		Rods
Glasscock	15		Tubing
Glasscock	16	1	Pumping Unit	Conventional	DB320-298-100
Glasscock	16		Rods
Glasscock	16		Tubing
Glasscock	17	1	Pumping Unit	Conventional	320D-305-100
Glasscock	17		Rods
Glasscock	17		Tubing
Glasscock	18		Rods
Glasscock	18		Tubing
Glasscock	19		Tubing
Glasscock	20		Tubing
Glasscock	21	1	Separator	Vertical	16” x 5’
Glasscock	21	1	Separator	Vertical	20” x 10’ x 1000 psi
Glasscock	23		Elect Motor
Glasscock	23	1	Pumping Unit	Conventional	228D-246-86
Glasscock	23		Rods
Glasscock	23		Tubing
Glasscock	24	1	T-base
Glasscock	24		Tubing

Lease Name	Well Number	Number of Items	Item General	Item Specific	Size
Glasscock	25	1	Pumping Unit	Conventional	320
Glasscock	25		Rods
Glasscock	25		Tubing
Glasscock	26	1	Elect Motor		30 hp
Glasscock	26	1	Pumping Unit	Conventional	160D-200-74
Glasscock	26		Rods
Glasscock	26		Tubing
Glasscock	27	1	Pumping Unit	Conventional	160D-200-74
Glasscock	27		Rods
Glasscock	27	1	T-base
Glasscock	27		Tubing
Glasscock	28		Tubing
Glasscock	29		Rods
Glasscock	29		Tubing
Glasscock	31		Tubing
Glasscock	32		Tubing
Glasscock	33	1	Pumping Unit	Conventional	320
Glasscock	33		Rods
Glasscock	33		Tubing
Glasscock	34	1	Pumping Unit	Conventional	456
Glasscock	34		Rods
Glasscock	34	1	Separator	Vertical	30” x 10’ x 125 psi
Glasscock	34	1	Separator	Vertical	36” x 10’
Glasscock	34		Tubing
Glasscock	35	1	Heater	Horizontal	6’ x 20’
Glasscock	35	1	Pumping Unit
Glasscock	35		Tubing
Glasscock	37	1	Heater	Horizontal	6’ x 20’
Glasscock	37	1	Pumping Unit	Conventional	228D-200-74
Glasscock	37		Rods
Glasscock	37		Tubing
Glasscock	Amine Plant	1	Amine Absorber	Tower	16” x 46’ x 1365 psi
Glasscock	Amine Plant	1	Dehy	Tower	10.75” x 37’9” x 200 psi
Glasscock	Amine Plant	1	Dehy	Reboiler	24” x 8’ w/ 36” x 8’ surge tk
Glasscock	Amine Plant	1	Separator	Vertical	4’ x 12’ x 125 psi
Glasscock	Amine Plant	1	Separator	Vertical	16” x 10’
Glasscock	Amine Plant	1	Separator	Vertical	20” x 10’ x 1000 psi
Glasscock	SWD 1		Tubing
Glasscock	TB 3	1	Heater	Vertical	6’ x 20’
Glasscock	TB 3	1	Heater	Horizontal	6’ x 20’
Glasscock	TB 3	2	Tank	Steel	400 bbl
Glasscock	TB 3	1	Tank	Fiberglass	210 bbl
Glasscock	TB 3	1	Tank	Fiberglass	75 bbl
Glasscock	TB 4	1	Flare Stack
Glasscock	TB 4	1	Gas Meter
Glasscock	TB 4	1	Gunbarrel	Steel	10’ x 20’
Glasscock	TB 4	1	Heater	Vertical	6’ x 20’
Glasscock	TB 4	1	Separator	Vertical	20” x 7’6” x 1440 psi
Glasscock	TB 4	1	Separator	Vertical	30” x 10’

Lease Name	Well Number	Number of Items	Item General	Item Specific	Size
Glasscock	TB 4	2	Tank	Steel	400 bbl
Glasscock	TB 4	1	Tank	Fiberglass	300 bbl
Glasscock	TB 4	1	Tank	Fiberglass	75 bbl
Glasscock	TB 4	1	Xfer Pump
Glasscock	TB 5	1	Heater	Vertical	6’ x 20’
Glasscock	TB 5	1	Heater	Horizontal	6’ x 20’
Glasscock	TB 5	1	Meter Run		3”
Glasscock	TB 5	7	Tank	Steel	400 bbl
Glasscock	TB 5	2	Tank	Fiberglass	210 bbl
Glasscock	TB 5	1	Tank	Fiberglass	75 bbl
Glasscock	TB 5	1	Xfer Pump
Glasscock	TB 6	1	Flare Stack
Glasscock	TB 6	1	Heater	Horizontal	6’ x 20’ x 75 psi
Glasscock	TB 6	1	Separator	Vertical	30” x 10’ x 125 psi
Glasscock	TB 6	6	Tank	Steel	400 bbl
Glasscock	TB 6	1	Tank	Steel	210 bbl
Glasscock	TB 6	1	Tank	Fiberglass	200 bbl
Glasscock	TB 6	1	Tank	Fiberglass	100 bbl
Glasscock	TB 6	1	Tank	Fiberglass	210 bbl
Glasscock	TB 6	1	Triplex Pump
Glasscock	TB 7	2	Tank	Steel	210 bbl
Glasscock	TB 7	1	Tank	Fiberglass	100 bbl

EXHIBIT “E”

Attached and made a part of that certain Assignment, Bill of Sale and Conveyance (the “Assignment”) as entered into by and between Winn Exploration Co., Inc.; Pinion Exploration, LLP; McDay Oil & Gas, Inc.; and McDay Energy Corporation, collectively Assignor, and Matador Resources Company, Assignee, dated effective December 1, 2010.

[PERMITTED ENCUMBRANCES AS RELATED TO SECTIONS 3G & 3M ONLY]

Leta Glasscock No. 12[1]	42-507-32271-000	28º 42’ 30.174” N	99º 29’ 26.692” W
Leta Glasscock No. 28[2]	42-507-32335-000	28º 42’ 34.660” N	99º 29’ 43.834” W
Leta Glasscock No. 21[3]	42-507-32304-000	28º 42’ 42.563” N	99º 28’ 3.597” W
Leta Glasscock No. 23[4]	42-507-32322-000	28º 42’ 27.567” N	99º 30’ 18.699” W
Leta Glasscock No. 24[5]	42-507-32321-000	28º 42’ 24.504” N	99º 31’ 6.700” W
Leta Glasscock No. 20[6]	42-507-32295-000
Leta Glasscock No. 11[7]	42-507-
Leta Glasscock No. 13[6]	42-507-32275-000	28º 43’ 9.223” N	99º 29’ 2.948” W
Leta Glasscock No. 15[6]	42-507-32284-000	28º 42’ 40.102” N	99º 29’ 1.678” W
Leta Glasscock No. 17[6]	42-507-32292-000	28º 41’ 45.276” N	99º 28’ 32.018” W
Leta Glasscock No. 18[6]	42-507-32293-000	28º 41’ 42.521” N	99º 29’ 24.159” W
Leta Glasscock No. 22[7]	42-507-
Leta Glasscock No. 29[6]	42-507-32348-000	28º 43’ 14.583” N	99º 30’ 25.680” W
Leta Glasscock No. 30[6]	42-507-32349-000	28º 43’ 38.428” N	99º 29’ 56.229” W
Leta Glasscock No. 31[6]	42-507-32463-000	28º 42’ 34.878” N	99º 27’ 44.630” W
Leta Glasscock No. 32[6]	42-507-32365-000	28º 43’ 12.052” N	99º 27’ 25.887” W
Leta Glasscock No. 35[6]	42-507-32374-000	28º 44’ 24.729” N	99º 28’ 17.029” W
Leta Glasscock No. 36[6]	42-507-32375-000	28º 43’ 48.293” N	99º 28’ 20.596” W
Leta Glasscock No. 33[8]	42-507-32367-000	28º 43’ 50.327” N	99º 27’ 37.875” W
Leta Glasscock No. 34[8]	42-507-32373-000	28º 44’ 24.962” N	99º 27’ 38.027” W

[1]

Leta Glasscock #12 is completed in the San Miguel not the Austin Chalk as represented in the completion documents on file with the Railroad Commission. Assignee agrees to assume filing compliance on this well.

[2]

Leta Glasscock #28 is completed in the San Miguel not the Austin Chalk as represented in the completion documents on file with the Railroad Commission. Assignee agrees to assume filing compliance on this well.

[3]	Leta Glasscock #21 has been partially plugged and witnessed by the Texas RRC.
[4]

Leta Glasscock #23 has sucker rods in the open hole. There is no order to plug the well and Assignor has not had any requests to plug the well from the surface owner. Assignor makes no representations or warranties whatsoever in relation to this well.

[5]

Leta Glasscock #24 has parted tubing and some remains in the hole. There is no order to plug the well and Assignor has not had any requests to plug the well from the surface owner. Assignor makes no representations or warranties whatsoever in relation to this well.

[6]	McDay has never worked on these wells and knows nothing of their condition and makes no representations or warranties whatsoever in relation to these wells.
[7]	Well was P&A’d by Winn Exploration Co., Inc.
[8]	Shut-in due to lack of market due to H2S. McDay makes no representations or warranties whatsoever in relation to these wells.